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                                                                   EXHIBIT 10(c)

[MERRILL LYNCH LIFE INSURANCE COMPANY Letterhead]

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account of Merrill Lynch Life Insurance Company, File No. 33-43053.

                                          /s/ BARRY G. SKOLNICK
                                          --------------------------------------
                                          Barry G. Skolnick, Esq.
                                          Senior Vice President and General
                                          Counsel

April 20, 1999